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                                                                   EXHIBIT 23.3

                       CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Price Communications Corporation:

  We consent to the use of our report dated January 20, 1995 incorporated herein by reference and to the reference to our firm under the heading "Independent Accountants" in the registration statement.

                                          KPMG Peat Marwick LLP

New York, New York
August 19, 1997